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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Waddell & Reed Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON WEDNESDAY, APRIL 29, 2020

        The following Notice of Change of Location (the "Notice") supplements and relates to the original Notice and Proxy Statement (the "Proxy Statement") of Waddell & Reed Financial, Inc. (the "Company"), dated March 6, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, April 29, 2020. The Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 6, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

 NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2020

To the Stockholders of
Waddell & Reed Financial, Inc.:

        Due to the emerging public health impact of the coronavirus outbreak ("COVID-19"), and to support the health and well-being of our directors, employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Waddell & Reed Financial, Inc. (the "Company") has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 10:00 a.m., Central time. In light of public health concerns regarding COVID-19, the Annual Meeting will be held in a virtual meeting format only, via audio webcast. You will not be able to attend the Annual Meeting physically in person.

        As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 2, 2020, the record date. To be admitted to the Annual Meeting at www.meetingcenter.io/255648983, you must enter the control number found on the proxy card or notice that you previously received. The password for the meeting is WDR2020.

        If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting as a stockholder. To register, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. (Eastern Time) on April 24, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

        By email: Forward the email from your intermediary, or attach an image of your legal proxy, to legalproxy@computershare.com

        By mail: Computershare, Waddell & Reed Financial, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

        Stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to ask questions and to vote during the Annual Meeting by following the instructions available on the meeting website. If you do not have your control number, you may listen to the Annual Meeting as a guest, but you will not have the opportunity to vote or ask questions. A replay of the Annual Meeting will be available until May 29, 2020 on the Company's Investor Relations website at ir.waddell.com.

        Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark P. Buyle Senior Vice President, Chief Legal Officer, General Counsel & Secretary
April 6, 2020

        The Annual Meeting on April 29, 2020 at 10:00 a.m., Central time, is available at www.meetingcenter.io/255648983. The proxy statement and Annual Report are available on our Investor Relations website at ir.waddell.com.

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Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, Kansas 66202 (913) 236-2000
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2020